EXHIBIT 99.1

TPI Composites, Inc. Reports Preliminary Estimated Second Quarter 2023 Earnings Results and Provides Updated Guidance for 2023

SCOTTSDALE, Ariz., July 26, 2023 (GLOBE NEWSWIRE) -- TPI Composites, Inc. (Nasdaq: TPIC), today announced selected, preliminary estimated financial results for the second quarter ended June 30, 2023, and provided updated guidance for the year ending December 31, 2023. Additionally, the Company reaffirmed it will release second quarter 2023 earnings after the market close on Thursday, August 3, 2023, to be followed by a conference call at 5:00 p.m. (Eastern Time) on the same day.

Business Update

As has been broadly discussed industry-wide over the past several quarters, quality issues have had a pronounced impact on performance, and we have not been immune to such issues.  While the accelerated pace of new product introductions within the industry over the last five years and the push to get larger wind turbines to market faster has significantly reduced the cost of wind energy, it is also a contributing factor to the wind turbine and blade quality issues that have surfaced.

We have responded to the evolving quality challenges with the following actions:

  We had a third party complete an in-depth assessment of our existing quality system and are implementing improvement initiatives.
  Our customers have slowed new product introductions and committed to focusing on fewer, more standardized wind turbine and blade models. We are engaging with our customers more deeply and earlier in the design phase to minimize quality risks in the product design and manufacturing process.
  We hired Neil Jones as our Chief Quality Officer, effective August 1, 2023. In this newly created position, Neil will oversee all quality processes, systems and controls relating to TPI’s wind business and will report directly to TPI’s President and Chief Executive Officer, Bill Siwek.
  We are replacing certain members of our senior team to improve our operational leadership given the performance and quality challenges the company has experienced during the past year.

Our financial results for the second quarter are expected to be negatively impacted as follows:

  As we discussed on our first quarter earnings call, we started to see increased inspection and repair costs due to a change in customer inspection criteria requirements.  Our customers and their customers are now requiring additional quality control checks and measures that are adding cost and time to the production process. The impact is being experienced primarily in two of our Mexico plants where certain blade deliveries have been delayed as enhanced inspection and repair activities are performed.
  During the second quarter ended June 30, 2023, we firmed up a number of root cause analyses with our customers related to quality issues that were identified. As a result, we will record a charge for a change in estimate for warranties in the range of $30 million to $35 million for the second quarter ended June 30, 2023. This charge relates primarily to a single warranty campaign with a current customer.

“While this quarter has been challenging, we believe the steps we are taking with our quality system and operations leadership team have put us on the right track to address our performance and quality issues so we can focus on the anticipated recovery of the wind market,” said Bill Siwek, President and CEO of TPI Composites.

“We ended the second quarter with approximately $170 million of cash. We expect that we will be back on track in the second half of the year with low single digit adjusted EBITDA margins and while we expect to consume some cash over the balance of this year to fund our warranty commitments, we are confident that with our current liquidity position, we have a clear path to our near and long-term sales and adjusted EBITDA targets within our existing manufacturing footprint,” added Mr. Siwek.

Second Quarter 2023 Selected, Preliminary Estimated Results

For the second quarter ended June 30, 2023, we expect:

Net Sales	Approximately $380 million
Net Loss Attributable to Common Stockholders	Range of $78 million to $83 million loss
Adjusted EBITDA(1)	Range of $36 million to $41 million loss

(1)   See the attached table for the reconciliation of non-GAAP financial data.

The selected, preliminary estimated financial results set forth above are unaudited and should be considered preliminary and subject to change. We have provided an estimate for the selected, preliminary results described above as our final results remain subject to the completion of our normal closing procedures, final adjustments, developments that may arise between now and the time the financial results are finalized, and management’s and the audit committee’s final reviews. Accordingly, you should not place undue reliance on this preliminary data, which may differ materially from our final results. These preliminary results should not be viewed as a substitute for our full quarterly financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). In addition, they are not necessarily indicative of the results to be achieved in any future period. These preliminary results have been prepared by and are the responsibility of management. Our independent registered public accounting firm has not audited, compiled, performed any procedures on or reviewed the preliminary financial data, and accordingly does not express an opinion or any other form of assurance with respect to the preliminary financial data. We plan to report our full results for the second quarter in our earnings release and on our earnings call, both of which are scheduled for August 3, 2023.

2023 Guidance

Guidance for the full year ending December 31, 2023:

Guidance	Previous Full Year 2023	Updated Full Year 2023
Net Sales from Continuing Operations(1)	$1.6 to $1.7 billion	$1.525 to $1.575 billion
Adjusted EBITDA Margin % from Continuing Operations(2)	Low single-digit	Loss of < (1%)
Utilization %	85% to 90% (based on 37 lines installed)	80% to 85% (based on 37 lines installed)
Capital Expenditures	$40 to $45 million	$40 to $45 million

(1)   Sales are now expected to be down about $100 million at the midpoint of the ranges from our initial guidance. Approximately half of the reduction relates to lower customer demand for blades and delays from inspection and repair activity. About a quarter of the reduction relates to lower field services sales as technicians have been diverted to non-revenue generating work. The remainder of the reduction primarily relates to lower ASPs from supply chain reductions and lower automotive bus sales than expected.

(2)   Expect low single digit adjusted EBITDA margin in the second half of the year. Including the loss from the second quarter ended June 30, 2023, expect the full year to be a slight loss of less than 1% of sales.

Conference Call and Webcast Information
The company will release its second quarter 2023 results after the market close on Thursday August 3, 2023, to be followed by a conference call at 5:00 p.m. (Eastern Time) on the same day. The conference call can be accessed live over the phone by dialing 1-888-886-7786, or for international callers, 1-416-764-8658. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 19822327. The replay will be available until August 10, 2023.   Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at www.tpicomposites.com. The online replay will be available for a limited time beginning immediately following the call.

About TPI Composites, Inc.

TPI Composites, Inc. is a global company focused on innovative and sustainable solutions to decarbonize and electrify the world. TPI delivers high-quality, cost-effective composite solutions through long-term relationships with leading OEMs in the wind and automotive markets. TPI is headquartered in Scottsdale, Arizona and operates factories in the U.S., Mexico, Türkiye and India. TPI operates additional engineering development centers in Denmark and Germany and global service training centers in the U.S. and Spain.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements contained in this release include, but are not limited to, statements about: our updated guidance for 2023 and our preliminary results for the quarter ended June 30, 2023; competition from other wind blade and wind blade turbine manufacturers; the discovery of defects in our products and our ability to estimate the future cost of warranty campaigns; the current status of the wind energy market and our addressable market; our ability to absorb or mitigate the impact of price increases in resin, carbon reinforcements (or fiber), other raw materials and related logistics costs that we use to produce our products; our ability to absorb or mitigate the impact of wage inflation in the countries in which we operate; our ability to procure adequate supplies of raw materials and components to fulfill our wind blade volume commitments to our customers; the potential impact of the increasing prevalence of auction based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance; our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to achieve or maintain profitability; changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy and energy policy; changes in global economic trends and uncertainty, geopolitical risks, and demand or supply disruptions from global events; changes in macroeconomic and market conditions, including the potential impact of any pandemic, risk of recession, inflation, supply chain constraints, commodity prices and exchange rates, and the impact of such changes on our business and results of operations; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to attract and retain customers for our products, and to optimize product pricing; our ability to effectively manage our growth strategy and future expenses, including our startup and transition costs; our ability to successfully expand in our existing wind energy markets and into new international wind energy markets, including our ability to expand our field service inspection and repair services business and manufacture wind blades for offshore wind energy projects; our ability to keep up with market changes and innovations; our ability to successfully open new manufacturing facilities and expand existing facilities on time and on budget; the impact of the pace of new product and wind blade model introductions on our business and our results of operations; our ability to successfully expand our automotive business and execute upon our strategy of entering new markets outside of wind energy; our ability to maintain, protect and enhance our intellectual property; our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products; the attraction and retention of qualified associates and key personnel; our ability to maintain good working relationships with our associates, and avoid labor disruptions, strikes and other disputes with labor unions that represent certain of our associates; and the potential impact of one or more of our customers becoming bankrupt or insolvent, or experiencing other financial problems.

These forward-looking statements are often characterized by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.

Non-GAAP Definitions
This press release includes non-GAAP financial measures, including EBITDA and adjusted EBITDA. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any share-based compensation expense, any foreign currency income or losses, any gains or losses on the sale of assets and asset impairments and any restructuring charges. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

We provide forward-looking statements in the form of guidance in our quarterly earnings releases and during our quarterly earnings conference calls. This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. For example, stock-based compensation is unpredictable for our performance-based awards, which can fluctuate significantly based on current expectations of future achievement of performance-based targets. Amortization of intangible assets and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, we exclude certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items we exclude and to estimate certain discrete tax items, like the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

See the table set forth below for a reconciliation of certain non-GAAP financial measures to the comparable GAAP measures.

Investor Relations
480-315-8742
Investors@TPIComposites.com

TPI COMPOSITES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURE
(UNAUDITED)
EBITDA and adjusted EBITDA are reconciled as follows:	Three Months Ended June 30, 2023
(in millions)	Range of Results
Net loss attributable to common stockholders	$(78)	$(83)
Net loss (income) from discontinued operations	-	-
Net loss from continuing operations attributable to common stockholders	(78)	(83)
Preferred stock dividends and accretion	16	16
Net loss from continuing operations	(62)	(67)
Adjustments:
Depreciation and amortization	10	10
Interest expense, net	2	2
Income tax provision	-	-
EBITDA	(50)	(55)
Share-based compensation expense	4	4
Foreign currency loss	1	1
Loss on sale of assets and asset impairments	6	6
Restructuring charges, net	2	2
Adjusted EBITDA	$(36)	$(41)